Exhibit 99.1

Precipio Completes the Transaction with Poplar Healthcare’s Oncometrix Hematopathology Division

Customer base and sales team transition to Precipio, Doubling Revenues

NEW HAVEN, CT, (March 16, 2020) – Specialty diagnostics company Precipio, Inc. (NASDAQ: PRPO), announced today that it has completed the non-cash transaction of the transition of Oncometrix’s customer base, as discussed in Precipio’s recent announcement.

As stated previously, the transaction with Poplar involves no upfront exchange of cash or equity in consideration, providing for a non-dilutive transaction. Assuming a continued successful implementation of the transition and no disproportionate impact from COVID-19, management anticipates that the transaction will impact revenue growth, gross margin and cash flow:

1.	Projected Revenues more than Double. This transaction and Precipio’s current growth initiatives have increased revenue projections for the 2020 Hemepath diagnostic business to more than $6.5M, representing more than 160% increase (or 2.6x) when compared to the 2019 unaudited pathology services revenues of $2.5M.

2.	Projected Gross Margin more than Doubles. As a highly scalable, volume-driven business, this growth will have a material impact on Precipio’s laboratory business gross margin. With minimal capital equipment expenditures required to process the increase in volume, we anticipate Hemepath product line gross margins to improve from the current level of 16% to 34%. Furthermore we project incremental Hemepath business above $6.5M to reach estimated margins of 50%.

3.	Projected Cash Burn Reduced by more than $800K. While Precipio has absorbed the three additional sales representatives from Oncometrix, as well as several additional hires in laboratory operations to handle the volume increase, it is anticipated that the net cash impact due to this transaction will be an estimated reduction of $800,000 in cash burn on an annualized basis.

“We are delighted to complete this transaction, partner with Precipio for the hematopathology business, enabling us to focus on our other core businesses”, said James Sweeney, CEO of Poplar Healthcare. “We look forward to continued collaboration with Precipio in other areas of our partnership”.

“While every absorption of a business is challenging, this transaction is an exact fit with current Precipio operations. I am confident in our team’s quick execution of this strategic initiative, and believe it will have a substantial impact on the company”, said Ilan Danieli, Precipio CEO. “We are excited to work with the Oncometrix team and continue to provide their customers and patients with outstanding quality and service; we too look forward to a continued fruitful partnership with the Poplar team”.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine, Harvard’s Dana-Farber Cancer Institute and the University of Pennsylvania, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 29, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and on the Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

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